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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Chancellor Media Corporation:

We consent to the incorporation by reference herein of our report on the balance sheet of WDAS-AM/FM (station owned and operated by Beasley FM Acquisition Corp.) as of December 31, 1996 and the related statements of earnings and station equity and cash flows for the year then ended, and the reference to our firm under the heading "Experts" in the Registration Statement.

                                            KPMG Peat Marwick LLP

St. Petersburg, Florida
January 16, 1998